Exhibit 99.1

       First Consulting Group (FCG) Files 2005 Annual Report on Form 10-K

     LONG BEACH, Calif.--(BUSINESS WIRE)--April 19, 2006--FCG (NASDAQ:FCGI):

     -- Restatement and Adjustment Associated with Income Tax Provision Consistent with Previously Announced Expectations

     -- No Impact to Previously Announced Pre-Tax Operating Income for Q4 of 2005, Full Year 2005, and Full Years 2002-2004

     FCG (NASDAQ:FCGI), a leading provider of outsourcing, consulting and systems implementation and integration services to the health-related industries, today announced the filing of its 2005 fiscal year Annual Report on Form 10-K with the Securities and Exchange Commission (SEC). FCG reported no impact to its previously announced pre-tax operating income results for the fourth quarter and full fiscal years of 2002-2005. As previously announced, the Company restated and reduced its tax expense for fiscal years 2002-2004 by $1.3 million and increased the fiscal year 2005 tax expense by the same amount. FCG also concluded that it had a material weakness in internal controls over financial reporting relating to its tax accounting. In its filing, FCG concluded that its internal controls over financial reporting for the fiscal years impacted by the tax expense restatement were not effective, and the Company has taken and continue to take steps to correct the material weakness.
     FCG has contacted the Nasdaq Listing Qualifications Hearings Coordinator regarding the filing of its Annual Report on Form 10-K with the SEC. As previously announced, FCG has requested a hearing before a NASDAQ Listing Qualifications Panel to request continued listing on The NASDAQ National Market until FCG files its Form 10-K for the fiscal year ended December 30, 2005. In its notification letter, the NASDAQ Listing Qualifications Staff informed FCG that this request will result in a postponement of the delisting pending the Panel's decision. The Company believes that the filing of the Annual Report on Form 10-K, which brings FCG back into compliance with the Nasdaq National Market's continued listing requirements, will alleviate the need for a hearing.

     About FCG

     FCG is a leading provider of outsourcing, consulting, systems implementation and integration for healthcare, pharmaceutical, and other life sciences organizations throughout North America, Europe and Asia. Through combinations of onsite, off-site and offshore outsourced services, FCG provides low cost, high quality offerings to improve its clients' performance. The firm's consulting and integration services increase clients' operations effectiveness with and through information technology, resulting in reduced costs, improved customer service, enhanced quality of patient care, and more rapid introduction of new pharmaceutical compounds. For more information about FCG, visit www.fcg.com or call 800-345-0957.

     Forward-Looking Statements

     This news release includes forward-looking statements based on FCG's current expectations, estimates and projections about its industry, management's beliefs and certain assumptions made by FCG. These forward-looking statements can typically be identified by use of words such as "believes," "anticipates" or "expects" and include statements regarding (i) the belief of FCG that it has appropriately addressed the internal controls weakness related to its deferred tax asset accounting; and (ii) the expectation that FCG will be considered in compliance by the NASDAQ Listing Qualifications Panel and the Panel's decision on the Company's requests. These forward-looking statements involve known and unknown risks which may cause FCG's actual results and performance to be materially different from the future results and performance stated or implied by the forward-looking statements.
     Some of the risks investors should consider include (i) the ability of FCG to design and maintain effective internal controls over financial reporting;
(ii) the risk factors referenced in FCG's most recent Forms 10-K, 10-Q and other periodic reports filed with the Securities and Exchange Commission; and (iii) the ability of FCG to satisfy the NASDAQ Listing Qualifications Panel in order to obtain continued listing on The NASDAQ National Market.
     In light of the significant uncertainties inherent in the forward-looking information included in this release, the inclusion of such information should not be regarded as a representation by FCG or any other person that FCG's objectives or plans will be achieved. FCG undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


     CONTACT: First Consulting Group
              Thomas Reep, 562-624-5250